UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         UNIVERSAL MEDIA HOLDINGS, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      22-3360133
-------------------------------             ------------------------------------
(State  or  other  jurisdiction  of     (I.R.S.  Employer  Identification  No.)
incorporation  or  organization)

                                44 Delafield St.
                         New Brunswick, New Jersey 08901
                       -----------------------------------
                (Address of Principal Executive Office) (Zip Code)

                         Commission File No.:  000-28459

                           Various Compensation Plans
                                -----------------
                            (Full title of the plan)

                                Douglas Thiessen
                                44 Delafield St.
                         New Brunswick, New Jersey 08901
                        ---------------------------------
                     (Name and address of agent for service)

                                 (403) 678-9763
                          ----------------------------
          (Telephone number, including area code, of agent for service)
                                  -------------

                         CALCULATION OF REGISTRATION FEE
================================================================================


                                 Proposed             Proposed
Title of          Amount         Maximum              Maximum              Amount of
Securities to     to be          Offering Price       Aggregate            Registration
Be Registered     Registered     Per Share (1)        Offering Price (1)   Fee
----------------  -------------  --------------       ---------------      ------------
Common Stock,     4,025,000      $0.55                $2,213,750           $203.66
par value $.0001
per share



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(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, based on the closing price of the Common Stock, as reported by the OTC Bulletin Board, on June 10, 2002.
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================================================================================

EXPLANATORY NOTE
----------------

In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE.
        -----------------------------------------------

     The following documents previously filed with the Commission pursuant to the 1934 Act are hereby incorporated in this prospectus by reference:

     1. Universal Media Holdings Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001;

     2. Universal Media Holdings, Inc.'s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001; and

     3. All reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 5, 1997.

     All documents filed by Universal Media Holdings, Inc., pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus. Any information incorporated by reference shall be modified or superseded by any information contained in this prospectus or in any other document filed later with the Commission, which modifies or supersedes such information. Any information that is modified or superseded shall become a part of this prospectus as the information has been so modified or superseded.

     We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents). Please direct such requests to David Berkowitz, 44 Delafield, New Brunswick, New Jersey, 08901 (732) 937-9419.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.


ITEM  4.  DESCRIPTION  OF  SECURITIES
        -------------------------

     Not  applicable.


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL
        --------------------------------------

     Not  Applicable


ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
        -----------------------------------------

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. Section 145 of the DGCL provides further that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above or any claim therein, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The certificate of incorporation of the Company provides for indemnification of its officers and directors to the full extent permitted by the DGCL.

     The certificate of incorporation also provides that directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.
        -----------------------------------

         Not  applicable


ITEM  8.  EXHIBITS.
          ---------

3.1          Articles  of  Incorporation  of  the  Company,  as  amended  (1)
3.2          By-laws of the Company, as amended (1)
4.11 Consulting Agreements with Frank Carino, Daniele Forigo, James P. Yaworski and James Zimbler
5.1     Opinion  of  Michael  S.  Krome,  Esq.
23.1     Consent  of  Aaron  Stein,  CPA,  Independent  Auditor
24.1     Consent  of  Michael  S.  Krome  (included  in  Exhibit  5.2)

(1) Incorporated by reference from the Company's Amended Report on Form 10-SB, filed with the Commission on April 14, 2000, and as amended thereafter, and incorporated herein by reference.

ITEM  9.  UNDERTAKINGS.

         The  undersigned  the  Company  hereby  undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
8 To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned the Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the County of Bergen, State of New Jersey on June 10, 2002.

                                   Universal  Media  Holdings,  Inc.

                                   By:   /s/  Douglas  Thiessen
                                   ------------------------------
                                   Douglas  Thiessen

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Thiessen, his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


Signature                        Title             Date
----------                       -----             ----
(1)  Principal Executive

/s/     Douglas Thiessen         President         June 10, 2002
-------------------
        Douglas Thiessen

(2)  Directors

/s/     Douglas Thiessen         Director          June 10, 2002
------------------
        Douglas Thiessen

/s/     David Berkowitz          Director          June 10, 2002
-------------------
        David Berkowitz





EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
3.1          Amended  Articles  of  Incorporation  of  the  Company  (1)
3.2          Bylaws  of  the  Company  (1)
4.11         Consulting Agreements with Frank Carino, Daniele Forigo, James P.
             Yaworski  and  James  Zimbler
5.1          Opinion  of  Michael  S.  Krome,  Esq.
23.1         Consent  of  Aaron  Stein,  CPA,  Independent  Auditor
24.2         Consent  of  Michael  S.  Krome  (included  in  Exhibit  5.2)

     (1) Incorporated by reference from the Company's Amended Report on Form 10-SB, filed with the Commission on April 14, 2000, and as amended thereafter, and incorporated herein by reference.

EXHIBIT 4.11
CONSULTING AGREEMENT, dated the 31st day of May, 2002, by and between Universal Media Holdings, Inc., a Delaware corporation having executive offices at 44 Delafield, New Brunswick, New Jersey (the "Company"), and James P. Yaworski, an individual, (the "Consultant").
                              W I T N E S S E T H :
WHEREAS, the Consultant has considerable knowledge of and experience providing consulting services regarding the identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances and business acquisitions as well as product development (the "Business"); and
WHEREAS, the Company desires to obtain the benefit of Consultant's special knowledge and experience regarding the identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances and business acquisitions as well as product development; and
WHEREAS, the Company's management has determined that it would be in the best interest of the Company to make use of the Consultant's knowledge and experience; and
WHEREAS, Consultant desires to serve as consultant to the Company;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained the Company and the Consultant hereby agree as follows:
1. Term. The Company hereby engages Consultant to render the consulting services as hereinafter set forth, and Consultant hereby agrees to render such services for a period commencing the date hereof and terminating on May 31, 2003 (the "Term").
2. Consulting Services. The Company hereby retains the Consultant, and the Consultant agrees, to render consulting and advisory services to the Company during the Term hereof in connection with the Business, from time to time, and as the Chief Executive Officer of the Company may reasonably request. Consultant shall not be required to expend any minimum number of hours hereunder and the rendering of all consulting services shall be subject in priority to Consultant's own business interests.
3. Consulting Fees. In consideration for (i) the availability of Consultant to render the services, (ii) the services to be rendered by Consultant during the Term, and (iii) the other provisions of this Agreement, the Company shall promptly issue to the Consultant 500,000 shares of the Company's common stock, which shares shall be subject to S-8 Registration to be filed between June 1, 2002 and June 30, 2002.
4. Expenses. Upon submission of proper vouchers or other similar evidence of expenditures, the Company shall, upon request by Consultant, reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred by Consultant in connection with services requested and rendered hereunder. All expense items require the prior approval of the Company.
5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when either served personally or two (2) business days after being sent priority next day delivery by a nationally recognized courier or three (3) business days after being mailed by certified or registered mail, return receipt requested; or to such address or to such persons as either party shall have last designated by written notice to the other.
6. Assignability. This Agreement shall inure to the benefit of and be binding upon the parties, their successors and permitted assigns. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party.
7. Entire Agreement. This instrument constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understandings, written or oral, among them with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by the parties.
8. Governing Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of New York without giving effect to the conflicts or choice of law provisions thereof.
9. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
Universal Media Holdings, Inc.
__________________________________
By: Douglas Thiessen, President

___________________________________
James P. Yaworski

CONSULTING AGREEMENT, dated the 31st day of May, 2002, by and between Universal Media Holdings, Inc., a Delaware corporation having executive offices at 44 Delafield, New Brunswick, New Jersey (the "Company"), and Frank Carino, an individual, (the "Consultant").
                              W I T N E S S E T H :
WHEREAS, the Consultant has considerable knowledge of and experience providing consulting services regarding the identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances and business acquisitions as well as product development (the "Business"); and
WHEREAS, the Company desires to obtain the benefit of Consultant's special knowledge and experience regarding the identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances and business acquisitions as well as product development; and
WHEREAS, the Company's management has determined that it would be in the best interest of the Company to make use of the Consultant's knowledge and experience; and
WHEREAS, Consultant desires to serve as consultant to the Company;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained the Company and the Consultant hereby agree as follows:
1. Term. The Company hereby engages Consultant to render the consulting services as hereinafter set forth, and Consultant hereby agrees to render such services for a period commencing the date hereof and terminating on May 31, 2003 (the "Term").
2. Consulting Services. The Company hereby retains the Consultant, and the Consultant agrees, to render consulting and advisory services to the Company during the Term hereof in connection with the Business, from time to time, and as the Chief Executive Officer of the Company may reasonably request. Consultant shall not be required to expend any minimum number of hours hereunder and the rendering of all consulting services shall be subject in priority to Consultant's own business interests.
3. Consulting Fees. In consideration for (i) the availability of Consultant to render the services, (ii) the services to be rendered by Consultant during the Term, and (iii) the other provisions of this Agreement, the Company shall promptly issue to the Consultant 1,000,000 shares of the Company's common stock, which shares shall be subject to S-8 Registration to be filed between June 1, 2002 and June 30, 2002.
4. Expenses. Upon submission of proper vouchers or other similar evidence of expenditures, the Company shall, upon request by Consultant, reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred by Consultant in connection with services requested and rendered hereunder. All expense items require the prior approval of the Company.
5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when either served personally or two (2) business days after being sent priority next day delivery by a nationally recognized courier or three (3) business days after being mailed by certified or registered mail, return receipt requested; or to such address or to such persons as either party shall have last designated by written notice to the other.
6. Assignability. This Agreement shall inure to the benefit of and be binding upon the parties, their successors and permitted assigns. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party.
7. Entire Agreement. This instrument constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understandings, written or oral, among them with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by the parties.
8. Governing Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of New York without giving effect to the conflicts or choice of law provisions thereof.
9. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
Universal Media Holdings, Inc.
__________________________________
By: Douglas Thiessen, President

___________________________________
Frank Carino

CONSULTING AGREEMENT, dated the 31st day of May, 2002, by and between Universal Media Holdings, Inc., a Delaware corporation having executive offices at 44 Delafield, New Brunswick, New Jersey (the "Company"), and Daniele Forigo, an individual, (the "Consultant").
                              W I T N E S S E T H :
WHEREAS, the Consultant has considerable knowledge of and experience providing consulting services regarding the identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances and business acquisitions as well as product development (the "Business"); and
WHEREAS, the Company desires to obtain the benefit of Consultant's special knowledge and experience regarding the identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances and business acquisitions as well as product development; and
WHEREAS, the Company's management has determined that it would be in the best interest of the Company to make use of the Consultant's knowledge and experience; and
WHEREAS, Consultant desires to serve as consultant to the Company;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained the Company and the Consultant hereby agree as follows:
1. Term. The Company hereby engages Consultant to render the consulting services as hereinafter set forth, and Consultant hereby agrees to render such services for a period commencing the date hereof and terminating on May 31, 2003 (the "Term").
2. Consulting Services. The Company hereby retains the Consultant, and the Consultant agrees, to render consulting and advisory services to the Company during the Term hereof in connection with the Business, from time to time, and as the Chief Executive Officer of the Company may reasonably request. Consultant shall not be required to expend any minimum number of hours hereunder and the rendering of all consulting services shall be subject in priority to Consultant's own business interests.
3. Consulting Fees. In consideration for (i) the availability of Consultant to render the services, (ii) the services to be rendered by Consultant during the Term, and (iii) the other provisions of this Agreement, the Company shall promptly issue to the Consultant 2,000,000 shares of the Company's common stock, which shares shall be subject to S-8 Registration to be filed between June 1, 2002 and June 30, 2002.
4. Expenses. Upon submission of proper vouchers or other similar evidence of expenditures, the Company shall, upon request by Consultant, reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred by Consultant in connection with services requested and rendered hereunder. All expense items require the prior approval of the Company.
5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when either served personally or two (2) business days after being sent priority next day delivery by a nationally recognized courier or three (3) business days after being mailed by certified or registered mail, return receipt requested; or to such address or to such persons as either party shall have last designated by written notice to the other.
6. Assignability. This Agreement shall inure to the benefit of and be binding upon the parties, their successors and permitted assigns. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party.
7. Entire Agreement. This instrument constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understandings, written or oral, among them with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by the parties.
8. Governing Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of New York without giving effect to the conflicts or choice of law provisions thereof.
9. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
Universal Media Holdings, Inc.
__________________________________
By: Douglas Thiessen, President

___________________________________
Daniele Forigo

CONSULTING AGREEMENT, dated the 31st day of March, 2002, by and between Universal Media Holdings, Inc., a Delaware corporation having executive offices at 68A Lamar Street, North Babylon, New York (the "Company"), and James W. Zimbler, an individual, (the "Consultant").
                              W I T N E S S E T H :
WHEREAS, the Consultant has considerable knowledge of and experience providing consulting services regarding the identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances and business acquisitions as well as product development (the "Business"); and
WHEREAS, the Company desires to obtain the benefit of Consultant's special knowledge and experience regarding the identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances and business acquisitions as well as product development; and
WHEREAS, the Company's management has determined that it would be in the best interest of the Company to make use of the Consultant's knowledge and experience; and
WHEREAS, Consultant desires to serve as consultant to the Company;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained the Company and the Consultant hereby agree as follows:
1. Term. The Company hereby engages Consultant to render the consulting services as hereinafter set forth, and Consultant hereby agrees to render such services for a period commencing the date hereof and terminating on March 31, 2003 (the "Term").
2. Consulting Services. The Company hereby retains the Consultant, and the Consultant agrees, to render consulting and advisory services to the Company during the Term hereof in connection with the Business, from time to time, and as the Chief Executive Officer of the Company may reasonably request. Consultant shall not be required to expend any minimum number of hours hereunder and the rendering of all consulting services shall be subject in priority to Consultant's own business interests.
3. Consulting Fees. In consideration for (i) the availability of Consultant to render the services, (ii) the services to be rendered by Consultant during the Term, and (iii) the other provisions of this Agreement, the Company shall promptly issue to the Consultant 500,000 shares of the Company's common stock, which shares shall be subject to S-8 Registration to be filed between May 13,
2002 and May 20, 2002.   The shares so registered shall be subject to a
"leak-out" provision of 10,000 shares per week, until all shares are sold. The shares shall be deposited in a brokerage account designated by the Company, in the name of the Consultant.
4. Expenses. Upon submission of proper vouchers or other similar evidence of expenditures, the Company shall, upon request by Consultant, reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred by Consultant in connection with services requested and rendered hereunder. All expense items require the prior approval of the Company.
5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when either served personally or two (2) business days after being sent priority next day delivery by a nationally recognized courier or three (3) business days after being mailed by certified or registered mail, return receipt requested; or to such address or to such persons as either party shall have last designated by written notice to the other.
6. Assignability. This Agreement shall inure to the benefit of and be binding upon the parties, their successors and permitted assigns. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party.
7. Entire Agreement. This instrument constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understandings, written or oral, among them with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by the parties.
8. Governing Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of New York without giving effect to the conflicts or choice of law provisions thereof.
9. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
Universal Media Holdings, Inc.
__________________________________
By: Douglas Thiessen, President

___________________________________
James W. Zimbler

OPINION  OF  MICHAEL  S.  KROME
Exhibit  5.1



                             Michael S. Krome, P.C.
                                 Attorney-at-Law
                                  8 Teak Court
                           Lake Grove, New York  11755
                                 (631) 737-8381

                                                                   June 10, 2002


Universal  Media  Holdings,  Inc.
44 Delafield St
New Brunswick NJ 08901

Dear  Sirs:

     You have requested an opinion with respect to certain matters in connection with the filing by Universal Media Holdings, Inc., (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of 4,025,000 shares, par value $0.0001 per share (the "Shares"), for issuance pursuant to various agreements between the Company and the holders of the shares specified below.

     The  shares  to  be  covered  by  the  Form  S-8  include:

1. 500,000 shares of common stock to be issued to James P. Yaworski pursuant to the Agreement entered into by the Company;
2. 1,000,000 shares of common stock to be issued to Frank Carino pursuant to the Agreement entered into by the Company;
3. 2,000,000 shares of common stock to be issued to Daniele Forigo pursuant to the Agreement entered into by the Company;
4. 500,000 shares of common stock to be issued to James W. Zimbler pursuant to the Agreement entered into by the Company; and
5. 25,000 shares of common stock to be issued to Michael S. Krome, for legal services provided to the Company, but not paid for.

     In connection with this opinion, we have examined and relied upon the Company's Amended Articles of Incorporation and By-Laws, the Minutes of the Meetings of the Board of Directors of the Company as well as the originals and copies, certified to my satisfaction, of such records, documents certificates, memoranda and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion contained herein. We have assumed the genuineness and authenticity of all documents submitted as originals, the conformity to the originals of all documents submitted to me as copies thereof and the due execution, delivery or filing of documents, where such execution, delivery or filling are a prerequisite to the effectiveness thereof.

     We have also reviewed the previous filings of the Company, and for the purposes of this opinion have relied upon the representations of the Company that it is current in its filings and that the filings are true and accurate representations of the state of the Company when the documents were filed.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the Registration Statement and the Consulting Agreement, or Retainer Agreement, will be validly issued, fully paid and non-assessable shares of the Common Stock of the Company, and do not need to bear a restrictive legend upon them.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very  truly  yours,


                                        Michael  S.  Krome

CONSENT  OF  INDEPENDENT  AUDITOR
EXHIBIT  23.1


                                Aaron Stein, CPA,
                               Woodmere, New York



I hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8, to be filed by Universal Media Holdings, Inc. of our Auditors' Opinion dated February 6, 2002, accompanying the financial statements of Universal Media Holdings, Inc. as of September 30, 2001 and 2000, and to the use of my name under the caption "Experts" in the Prospectus.

/s/ Aaron Stein, CPA
------------------------------------
Certified Public Accountants
Woodmere, New York
June 10 , 2002